Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Consumer Acquisition Corp.
Announces Significant Investor Support for Western Liberty Bancorp Transaction
New York, August 14, 2009 — Global Consumer Acquisition Corp. is pleased to announce that management is very encouraged with the feedback it has received from fundamental investor groups since announcing the transaction to become Western Liberty Bancorp on July 14, 2009.
Jason Ader, Chairman of Western Liberty Bancorp, stated, “We remain excited about the prospect of completing our transaction. We have been able to proceed on an incredibly tight timeline and, after meetings with over 60 investor groups over the last few weeks, we are encouraged by the feedback. We intend to close our transaction without the need for balance sheet financing, and most importantly we look forward to capitalizing Western Liberty Bancorp with a very strong liquidity position at an attractive valuation.”
Global Consumer Acquisition Corp. also announced a shareholder vote on September 29, 2009, for shareholders on record as of September 10, 2009. The liquidation date for the SPAC is November 27, 2009.
About Global Consumer Acquisition Corp.
Global Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Press Contact:
Ronn Torossian
5W Public Relations
+1 212 999 5585
ronn@5WPR.com
Company Contact:
Andrew Nelson
Chief Financial Officer
Global Consumer Acquisition Corp.
(212) 445-7800